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                                                                   EXHIBIT 23.1

             INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULES

To the Board of Directors and Stockholders of General Medical Inc.
Richmond, Virginia

  We consent to the use in this Registration Statement of General Medical Inc. (formerly New GMH, Inc.) on Form S-1 of our report dated March 15, 1996 (November 13, 1996 as to Note 1), appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the heading "Experts" in such Prospectus.

  Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedules of General Medical Inc. listed in Item 16(b). These financial statement schedules are the responsibility of the Corporation's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

DELOITTE & TOUCHE LLP

Richmond, Virginia
November 13, 1996